As filed with the Securities and Exchange Commission on February 8, 2018
Registration Statement No. 333-222759

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1284688
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
628 Main Street
Danville, Virginia 24541
(434) 792-5111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________
Jeffrey V. Haley
President and Chief Executive Officer
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
(434) 792-5111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________
Copies to:
Scott H. Richter, Esq.
Benjamin A. McCall, Esq.
Williams Mullen
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
(804) 420-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐		(Do not check if a smaller
reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)

Common Stock (4)	—	—
Preferred Stock (4)	—	—
Debt Securities (4)	—	—
Warrants (5)	—	—
Purchase Contracts (6)	—	—
Units (7)	—	—
TOTAL	$75,000,000	$9,338

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $75,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)
Previously paid in connection with the initial filing of this registration statement on January 29, 2018. Pursuant to Rule 457(p) under the Securities Act, the full amount of the registration fee of $9,338 is offset by the $8,715 registration fee previously paid by American National Bankshares Inc. in connection with American National Bankshares Inc.’s Registration Statement on Form S-3 (File No. 333-200584), filed on November 25, 2014, resulting in an amount due of $623 in connection with this filing.

(4)
Such indeterminate principal amount and number of shares of common stock, shares of preferred stock or debt securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.

(5)
Warrants may be sold separately or together with common stock, preferred stock or debt securities of American National Bankshares Inc. Includes an indeterminate number of shares of common stock, shares of preferred stock or debt securities of American National Bankshares Inc. to be issuable upon the exercise of warrants for such securities.

(6)
Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of shares of common stock, shares of preferred stock or debt securities of American National Bankshares Inc. at a future date or dates.

(7)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This pre-effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-222759) of American National Bankshares Inc. is being filed solely to amend Part II thereof as follows: (i) to identify the opinion of counsel as to certain federal income tax matters as Exhibit 8.1, (ii) to add Exhibit 25.1 and Exhibit 25.2 and a related footnote, and (iii) to revise the Exhibit Index accordingly. The Amendment does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement. Accordingly, this Amendment does not include a copy of the preliminary prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses payable by the registrant in connection with the filing of this Registration Statement on Form S-3:

SEC Registration Fee	$623
Printing Costs	(1)
Transfer and Disbursing Agent Fees	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Miscellaneous Expenses	(1)
Total	$(1)
____________________

(1)	Fees and expenses payable, other than the SEC registration fee, will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
The laws of the Commonwealth of Virginia pursuant to which American National Bankshares Inc. (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.
The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.
The Virginia SCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Debt Securities.*
1.4	Form of Underwriting Agreement for Warrants.*
1.5	Form of Underwriting Agreement for Purchase Contracts.*
1.6	Form of Underwriting Agreement for Units.*
4.1	Articles of Incorporation of American National Bankshares Inc., as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 5, 2011).
4.2	Bylaws of American National Bankshares Inc., as amended (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on January 5, 2015).
4.3	Form of Articles of Amendment Establishing a Series of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Senior Debt Securities Indenture.**
4.6	Form of Senior Debt Security.*
4.7	Form of Subordinated Debt Securities Indenture.**
4.8	Form of Subordinated Debt Security.*
4.9	Form of Warrant.*
4.10	Form of Warrant Agreement.*
4.11	Form of Purchase Contract Agreement.*
4.12	Form of Unit Agreement.*
4.13	Form of Depository Agreement.*
5.1	Opinion of Williams Mullen.**
8.1	Opinion of counsel as to certain federal income tax matters.*
12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.**
23.1	Consent of Yount, Hyde & Barbour, P.C.**
23.2	Consent of Williams Mullen (contained in Exhibit 5.1 hereto).**
24.1	Power of Attorney (included on the signature page hereto).**
25.1	Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities.†
25.2	Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities.†
____________________

*	If applicable, to be filed by an amendment to the registration statement or under a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

†	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electric form type 305B2.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes that:

(1)
For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Debt Securities.*
1.4	Form of Underwriting Agreement for Warrants.*
1.5	Form of Underwriting Agreement for Purchase Contracts.*
1.6	Form of Underwriting Agreement for Units.*
4.1	Articles of Incorporation of American National Bankshares Inc., as amended (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 5, 2011).
4.2	Bylaws of American National Bankshares Inc., as amended (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on January 5, 2015).
4.3	Form of Articles of Amendment Establishing a Series of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Senior Debt Securities Indenture.**
4.6	Form of Senior Debt Security.*
4.7	Form of Subordinated Debt Securities Indenture.**
4.8	Form of Subordinated Debt Security.*
4.9	Form of Warrant.*
4.10	Form of Warrant Agreement.*
4.11	Form of Purchase Contract Agreement.*
4.12	Form of Unit Agreement.*
4.13	Form of Depository Agreement.*
5.1	Opinion of Williams Mullen.**
8.1	Opinion of counsel as to certain federal income tax matters.*
12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.**
23.1	Consent of Yount, Hyde & Barbour, P.C.**
23.2	Consent of Williams Mullen (contained in Exhibit 5.1 hereto).**
24.1	Power of Attorney (included on the signature page hereto).**
25.1	Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities.†
25.2	Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities.†
____________________

*	If applicable, to be filed by an amendment to the registration statement or under a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

†	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electric form type 305B2.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, Commonwealth of Virginia, on February 8, 2018.

AMERICAN NATIONAL BANKSHARES INC.

By:	/s/ Jeffrey V. Haley
Jeffrey V. Haley
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jeffrey V. Haley	President, Chief Executive Officer and Director (principal executive officer)	February 8, 2018
Jeffrey V. Haley

/s/ Charles H. Majors	Chairman of the Board of Directors	February 8, 2018
Charles H. Majors

*	Director	February 8, 2018
Fred A. Blair

*	Director	February 8, 2018
Frank C. Crist, Jr.

*	Director	February 8, 2018
Tammy M. Finley

*	Director	February 8, 2018
Michael P. Haley

*	Director	February 8, 2018
Charles S. Harris

*	Director	February 8, 2018
F. D. Hornaday, III

Signature	Capacity	Date

*	Director	February 8, 2018
John H. Love

*	Director	February 8, 2018
Franklin W. Maddux

*	Director	February 8, 2018
Claude B. Owen, Jr.

*	Director	February 8, 2018
Ronda M. Penn

*	Director	February 8, 2018
Dan M. Pleasant

*	Director	February 8, 2018
Joel R. Shepherd

/s/ William W. Traynham	Executive Vice President and Chief Financial Officer (principal financial officer)	February 8, 2018
William W. Traynham

/s/ Cathy W. Liles	Senior Vice President and Chief Accounting Officer (principal accounting officer)	February 8, 2018
Cathy W. Liles

*By:	/s/ William W. Traynham as attorney-in-fact
William W. Traynham